Exhibit 10.3
SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

GLOBAL RSU AWARD GRANT NOTICE

Snowflake Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Global Restricted Stock Unit Award Agreement, including any appendices thereto (the “Appendices”), which are provided to you and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Global Restricted Stock Unit Award Agreement shall have the meanings set forth in the Plan or the Global Restricted Stock Unit Award Agreement, as applicable.

Participant:
Date of Grant:
First Vest Date:
Number of Restricted Stock Units:

Vesting Schedule:
[_______].
Notwithstanding the foregoing, vesting shall (i) terminate and any unvested restricted stock units shall be forfeited upon the Participant’s termination of Continuous Service, and (ii) be subject to the Company’s Leave of Absence Policy for Equity and the Company’s Survivor Benefit Policy, both as amended from time to time.

Issuance Schedule:
One whole share of Class A Common Stock shall be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Global Restricted Stock Unit Award Agreement. In its sole discretion, the Company may round up or down to the nearest whole share in the event a fractional share would otherwise be issuable on any vesting date pursuant to the Vesting Schedule specified above.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this Global RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global Restricted Stock Unit Award Agreement (including the Appendices), all of which are made a part of this document. This Grant Notice, the Global Restricted Stock Unit Award Agreement, and the Appendices (collectively, the “Agreement”) may not be modified, amended, or revised except in a writing signed by you and a duly authorized officer of the Company, unless otherwise provided in the Plan.
•You have read and are familiar with the provisions of the Plan, the Agreement, and the Prospectus. In the event of any conflict between the provisions in this Agreement (including the Grant Notice, the Global Restricted Stock Unit Award Agreement, and the Appendices) or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
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•This Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Class A Common Stock in connection with the RSU Award and supersedes all prior oral and written agreements, promises, and/or representations on that subject.
•You consent to receive the Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
•Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
•Notwithstanding the above, if you have not actively accepted the RSU Award within 45 days of the Date of Grant set forth in the RSU Award Grant Notice, you are deemed to have accepted the RSU Award, subject to all of the terms and conditions of the Plan and Agreement.

SNOWFLAKE INC.		PARTICIPANT:
By:
	Signature		Signature
Title:	Chief Financial Officer	Date:
Date:
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SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT (RSU AWARD)

As reflected by your RSU Award Grant Notice (“Grant Notice”) Snowflake Inc. (the “Company”) has granted you an RSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Global Restricted Stock Unit Award Agreement for your RSU Award, including the Appendices described below and the Grant Notice constitute your Agreement (the Grant Notice, Global Restricted Stock Unit Award Agreement, and Appendices, collectively, are referred to as the “Agreement”). Capitalized terms not explicitly defined in this Global Restricted Stock Unit Award Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms and conditions applicable to your RSU Award are as follows:
1.GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 7 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)Section 9(d) of the Plan regarding the right (if any) of the Company or an Affiliate to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)Section 8 of the Plan regarding the tax consequences of your RSU Award.
Your RSU Award is further subject to all interpretations, amendments, rules, and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. Without limitation to the foregoing, your RSU Award is subject to the terms of the Company’s Leave of Absence Policy for Equity and the Company’s Survivor Benefit Policy, both as amended from time to time. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of Class A Common Stock that is equal to the Number of Restricted Stock Units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend, or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Class A Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4.WITHHOLDING OBLIGATIONS.
(a)Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant, vesting or settlement of the RSU Award or sale of the underlying Class A Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Class A Common Stock pursuant to such vesting, the subsequent sale of shares of Class A Common Stock, and the payment of any dividends on the Class A Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)In connection with any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations or rights with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Class A Common Stock from the shares of Class A Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Class A Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)The Company may withhold or account for your Tax Liability by considering statutory or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Class A Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Class A Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Class A Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Class A Common Stock is held back solely for the purpose of paying such Tax Liability.

(d)You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Class A Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Class A Common Stock in respect of the RSU Award.
5.DATE OF ISSUANCE.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Class A Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Class A Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and
(ii)either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Class A Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Class A Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Class A Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
6.TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to any Tax Liability arising from the RSU Award or any other compensation from the Company or the Service Recipient and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

9.DATA PRIVACY. In order for the Company to administer the RSU Award and your participation in the Plan, the Company must collect, process and transfer certain of your personal data, as further described in Appendix A to this Global Restricted Stock Unit Award Agreement. Appendix A constitutes part of this Agreement.
10.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.OTHER DOCUMENTS.  You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.
12.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus (or, for a summary of the tax consequences if you are based outside the U.S., the employee information supplement to the Prospectus applicable for your jurisdiction).
13.[INTENTIONALLY OMITTED].
14.GOVERNING LAW. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
15.WAIVER. You acknowledge that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Participant.
16.IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Class A Common Stock. You should consult with your own personal tax, financial and/or legal advisors regarding the Tax Liability arising in connection with the RSU Award and by accepting the RSU Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.
18.COUNTRY-SPECIFIC PROVISIONS. The RSU Award shall be subject to any additional or different terms and conditions set forth in Appendix B to this Global Restricted Stock Unit Award Agreement. Moreover, if you relocate to one of the countries included in Appendix B, the additional or different terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.
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SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

APPENDIX A TO GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

This Appendix A forms part of the Agreement. Capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or in the Global Restricted Stock Unit Award Agreement.
DATA PRIVACY. To participate in the Plan, you need to review the information provided in (a) through (f) below and, where applicable, consent to the processing of Personal Data (as defined below) by the Company and the third parties according to (g) below.

If you are based in the European Union (“EU”), the European Economic Area (“EEA”), Switzerland or the United Kingdom (collectively, “EEA+”), Snowflake Inc., with its registered office in the state of Delaware at 251 Little Falls Drive, Wilmington, Delaware, 19808, USA is the controller responsible for the processing of your Personal Data in connection with the Agreement and the Plan. The Company's representative in the EU is Snowflake Computing Netherlands B.V. with its primary office located at FOZ Building, Gustav Mahleraan 300-314, 1082 ME Amsterdam, Netherlands. The Company’s representative in the United Kingdom is Snowflake Computing U.K. Limited with its primary office located at 14th Floor, The Bower 207 Old Street, London, United Kingdom, EC1V 9NR.

(a)Data Collection and Usage. The Company collects, processes and uses Personal Data about you, including your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Class A Common Stock or directorships held in the Company, details of all Restricted Stock Units over shares of Class A Common Stock or any other entitlement to shares of Class A Common Stock awarded, canceled, exercised, purchased, vested, unvested or outstanding in your favor, which the Company receives from you or the Service Recipient (“Personal Data”). In order for you to participate in the Plan, the Company will collect Personal Data for purposes of allocating shares of Class A Common Stock and implementing, administering and managing the Plan.

If you are based in the EEA+, the Company’s legal basis for the processing of Personal Data is the necessity of the processing for the Company's performance of its obligations under the Agreement and the Company’s legitimate interest of complying with statutory obligations to which it is subject.

If you are based in any other jurisdiction, the Company relies on your consent to the processing of Personal Data, as further described below.

(b) Stock Plan Administration and Service Provides. The Company may transfer Personal Data to Cooley LLP, Fidelity Stock Plan Services LLC, Computershare Trust Company, N.A., and/or Solium Plan Managers LLC (each, an “administrator”), each of which is an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Administrators may open an account for you to receive and, when applicable, trade shares of Class A Common Stock. You may be asked to acknowledge, or agree to, separate terms and data processing practices with any administrator, with such acknowledgement or agreement being a condition to your ability to participate in the Plan.

(c)International Data Transfers. Personal Data will be transferred from your country to the U.S., where the Company and its service providers are based. You understand and acknowledge that the U.S. has enacted data privacy laws that are different from those applicable in your country of residence. The EU Commission has determined that an appropriate level of protection can be achieved by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission.

If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company based on the Standard Contractual Clauses adopted by the EU Commission that are entered into by the Company and its Affiliates located in the EEA+. The onward transfer of your Personal Data by the Company to the administrators will be based on a data processing agreement or the EU Standard Contractual Clauses. You may request a copy of such appropriate safeguards at privacy@snowflake.com.

If you are based in any other jurisdiction, the Company relies on your consent to the transfer of Personal Data to the U.S., as further described below.

(d)Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage my participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, which will generally be seven (7) years after you participate in the Plan, the Company will cease to use Personal Data and remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations (if you are in the EEA+) and/or your consent (if you are outside the EEA+).

(e)Data Subject Rights. You understand that you may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the Applicable Law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact privacy@snowflake.com.

(f)Necessary Disclosure of Personal Data. You understand that providing the Company with Personal Data is necessary for the performance of the Agreement and that your refusal to provide Personal Data or, where applicable, consent to process and transfer Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

(g)Data Privacy Consent. If you are located in a jurisdiction outside the EEA+, you hereby voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of Personal Data, as described above and in any other Award materials, by and among, as applicable, the Company, the Service Recipient and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing privacy@snowflake.com. If you do not consent or later seek to revoke your consent, your employment status or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Restricted Stock Units or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact privacy@snowflake.com.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

APPENDIX B TO GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Terms and Conditions
This Appendix B forms part of the Agreement and includes special terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and/or in the Global Restricted Stock Unit Award Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix B may also include information regarding securities, exchange control and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Restricted Stock Units, acquire shares of Class A Common Stock, or sell shares of Class A Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
Finally, if you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the RSU Award, the information contained in this Appendix B may not be applicable to you in the same manner.

ALL COUNTRIES OUTSIDE THE UNITED STATES

NATURE OF GRANT. By accepting this RSU Award, you acknowledge, understand and agree that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)no Affiliate of the Company (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to you under this Agreement;

(c)the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(d)all decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company;
(e)the grant of the RSU Award and your participation in the Plan will not create a right to continue to serve the Company or the Service Recipient in the capacity in effect at the time the Award was granted;
(f)the grant of the RSU Award and your participation in the Plan will not be interpreted as forming or amending an employment or service contract with the Company or the Service Recipient, and will not interfere with the right (if any) of the Company or the Service Recipient, as applicable, to terminate your Continuous Service;
(g)you are voluntarily participating in the Plan;
(h)the RSU Award and the Class A Common Stock subject to the RSU Award, and the income from and value of same, are not intended to replace any pension rights or compensation;
(i)the RSU Award and the Class A Common Stock subject to the RSU Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(j)unless otherwise agreed with the Company in writing, the Restricted Stock Units and the Class A Common Stock subject to the RSU Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;
(k)the future value of the underlying Class A Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you provide services or the terms of your employment or service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by Applicable Law;
(m)for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company, the Service Recipient or any other Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where you are employed or provide services or the terms of your employment or service agreement, if any), and such date will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or labor laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any); the Board or, if delegated pursuant to Section 2 of the Plan, the Compensation Committee or a designated officer of the Company (or a designee of any of the foregoing) shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence, in accordance with the Company’s Leave of Absence Policy for Equity, as amended from time to time); and
(n)neither the Company, the Service Recipient nor any other Affiliate will be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the RSU Award or of any amounts due to you pursuant to the settlement of the RSU Award or the subsequent sale of any Class A Common Stock acquired upon settlement.
LANGUAGE. You acknowledge and represent that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in the English language, so as to enable you to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.
FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You acknowledge that, depending on your country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect your ability to acquire or hold the RSU Award or the shares of Class A Common Stock or cash received from participating in the Plan (including proceeds from the sale of shares and dividends paid on shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal and tax advisors on this matter.
INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and your country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (e.g., the RSU Award) or rights linked to the value of shares of Class A Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind that third parties can include fellow employees and service providers. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions and you should speak with your personal legal advisor on this matter.
VENUE. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of the RSU Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the Court of Chancery of the State of Delaware, or the federal district court for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

ARGENTINA

SECURITIES LAW INFORMATION. Neither the Restricted Stock Units nor the underlying shares of Class A Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the Restricted Stock Units or the underlying shares of Class A Common Stock may be utilized in connection with any general offering to the public in Argentina.

EXCHANGE CONTROL INFORMATION. Certain restrictions and requirements may apply if and when you transfer proceeds from the sale of shares of Class A Common Stock or any cash dividends paid with respect to such shares of Class A Common Stock into Argentina. Exchange control regulations in Argentina are subject to change. You should speak with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting in the RSU Award or remitting funds into Argentina, as you are responsible for complying with applicable exchange control laws.

FOREIGN ASSET / ACCOUNT REPORTING INFORMATION. If you hold shares of Class A Common Stock as of December 31 of any year, you are required to report the holding of the shares of Class A Common Stock on your personal tax return for the relevant year.

ARMENIA

There are no country-specific provisions.

AUSTRALIA

TAX INFORMATION. It is intended that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the RSU Award granted under the Plan, such that the RSU Award will be subject to deferred taxation.

SECURITIES LAW INFORMATION. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Please note that if you offer your shares of Class A Common Stock for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.
BRAZIL

COMPLIANCE WITH LAW. By accepting the RSU Award and participating in the Plan, you agree that you will comply with applicable Brazilian laws and report and pay any and all Tax Liability associated with the vesting and settlement of the Restricted Stock Units, the receipt of any dividends, and the sale of any shares of Class A Common Stock acquired under the Plan.

NATURE OF GRANT. The following provision supplements the Nature of Grant provision of this Appendix B:

By accepting the RSU Award, you acknowledge and agree that (i) you are making an investment decision and (ii) the value of the underlying shares of Class A Common Stock is not fixed and may increase or decrease over the vesting period without compensation to you.

EXCHANGE CONTROL INFORMATION. If you are a resident or domiciled in Brazil, you will be required to submit a declaration of assets and rights (including shares of Class A Common Stock acquired under the Plan) held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than USD 1,000,000. You should consult your personal legal advisor to ensure compliance with the applicable reporting requirements.

CANADA

GRANT OF THE RSU AWARD. This provision supplements Section 2 of the Global Restricted Stock Unit Award Agreement:
The RSU Award will be settled by the issuance of shares of Class A Common Stock and not by the issuance of cash (or by a combination of cash and shares), notwithstanding the discretion to settle an RSU Award in cash as described in Section 6(a)(vi) of the Plan.
TERMINATION OF CONTINUOUS SERVICE.  This provision replaces subsection (m) of the Nature of Grant provision of this Appendix B:
For purposes of the Restricted Stock Units, your Continuous Service will be considered terminated, and the right (if any) to vest in the Restricted Stock Units will terminate effective, as of the date that is the earliest of: (a) the date your employment or service relationship with the Company, Service Recipient, or any of its Affiliates is terminated, and (b) the date you receive notice of termination of your employment or service relationship with the Company Service Recipient, or an Affiliate, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where you are employed or providing services or the terms of your employment agreement, if any. You will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your Continuous Service is terminated (as determined under this provision) nor will you be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period and you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will you be entitled to any compensation for lost vesting.

DATA PRIVACY. This provision supplements the Data Privacy provision of Appendix A:

You hereby authorize the Company or any Affiliate, including the Service Recipient, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the Service Recipient, and any agents or representatives to record such information and to keep such information in your file. If you are resident in Quebec, you acknowledge and agree that your personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. You acknowledge and authorize the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

SECURITIES LAW INFORMATION. The sale or other disposal of the shares of Class A Common Stock acquired under the Plan may not take place within Canada. If the Class A Common Stock is registered under the Securities Act, you will be permitted to sell shares of Class A Common Stock acquired under the Plan through the designated broker appointed under the Plan, provided the resale of shares of Class A Common Stock takes place outside Canada through the facilities of the exchange on which the shares of Class A Common Stock are then listed. You should consult your personal legal advisor prior to selling shares of Class A Common Stock to ensure compliance with any applicable requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You are required to report foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Class A Common Stock acquired under the Plan and may include the Restricted Stock Units. The Restricted Stock Units must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property held. If shares of Class A Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if other shares of Class A Common Stock are owned, this ACB may need to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.
The following provisions apply only if you reside in Quebec:
FRENCH LANGUAGE DOCUMENTS. A French translation of this document and certain other documents related to the Restricted Stock Units will be made available to you as soon as reasonably practicable. You understand that, from time to time, additional information related to the Restricted Stock Units may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless you indicate otherwise, the French translation of this document and the Plan will govern your participation in the Plan.

DOCUMENTS EN LANGUE FRANÇAISE. Une traduction française de ce document et de certains autres documents relatifs aux Restricted Stock Units sera mise à votre disposition dès que raisonnablement possible. Vous comprenez que, de temps à autre, des informations supplémentaires relatives aux Restricted Stock Units peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société fournira une traduction de ces informations en français dès que raisonnablement possible. Nonobstant toute disposition contraire dans le Contrat, et sauf indication contraire de votre part, la traduction française de ce document et du Plan régira votre participation au Plan.

COLOMBIA

MANDATE LETTER. By electronically accepting your RSU Award, you understand that you are also agreeing to the terms set forth in the Mandate Letter, a copy of which is attached to this Appendix B. The Mandate Letter is required in order that a sufficient number of shares of Class A Common Stock issuable at vesting can be withheld and immediately sold on your behalf to cover Tax-Related Items required to be withheld and the proceeds from such sale can be wired directly from the Company to the Service Recipient in Colombia for remittance to the tax authorities.

NATURE OF GRANT. This provision supplements the Nature of Grant provision of this Appendix B:

Pursuant to Article 128 of the Colombian Labor Code, the RSU Award and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, the RSU Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

SECURITIES LAW INFORMATION. The shares of Class A Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Class A Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as the making of a public offer of securities in Colombia.

EXCHANGE CONTROL INFORMATION. Investments in shares outside of Colombia (including shares of Class A Common Stock acquired under the Plan) are subject to registration before the Central Bank (Banco de la República) as foreign investment held abroad, regardless of value. Notwithstanding that the Company will withhold and immediately sell a number of shares of Class A Common Stock sufficient to cover the applicable Tax-Related Items, you must register 100% of the number of shares of Class A Common Stock issuable at vesting of the RSU Award. You must also notify the Central Bank of the number of shares of Class A Common Stock you sell, including shares sold on your behalf to cover Tax-Related Items as described above, within six months of such sale. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).

FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. Colombian residents must file an annual informative return with the local tax authority regarding the assets held abroad, which includes any shares of Class A Common Stock acquired under the Plan (for every year the shares of Class A Common Stock are held). This obligation is only applicable if the value of the assets held abroad exceeds 2,000 Tax Units.

(Mandate Letter on next page)

PODER ESPECIAL

Snowflake Colombia S.A.S., filial de Snowflake Inc (la “Compañía”) identificada con NIT 901506086 (el “MANDATARIO”), y de otra parte, el Participante a quien se le ha otorgado el RSU, mayor de edad, domiciliado y residente en Colombia, en nombre y representación propia (el “MANDANTE”), en conjunto, LAS PARTES, suscriben el presente PODER ESPECIAL el cual se regirá por las siguientes obligaciones en la que se asumirán a las siguientes declaraciones y cláusulas:

CONSIDERANDOS

1.    EL MANDANTE es una persona natural colombiana, que actualmente labora en Colombia.

2.    Que, en virtud del contrato denominado "Global Restricted Stock Unit Award Agreement", incluyendo el " RSU Award Grant Notice" y los anexos correspondientes celebrados y firmados entre LAS PARTES, el MANDANTE autoriza a el MANDATARIO a celebrar un compromiso de venta de divisas con un Intermediario del Mercado Cambiario con el fin de satisfacer la responsabilidad tributaria del primero, mediante monetización directamente realizada al segundo[1].

3.    POR TANTO, con base en las consideraciones mencionadas anteriormente, las PARTES han convenido suscribir un PODER ESPECIAL (o el “Contrato”) que se regirá por las siguientes:

CLÁUSULAS

CLÁUSULA PRIMERA. Objeto: Por el presente Contrato el MANDANTE autoriza y encarga al MANDATARIO para que, en nombre y por cuenta del MANDANTE, reciba giros de divisas del exterior por concepto de inversión colombiana en el exterior.

Para efectos de lo anterior, el MANDATARIO se encuentra autorizado a diligenciar la totalidad de formularios, declaraciones y documentos que el Intermediario del Mercado Cambiario requiera con el fin de realizar la monetización de divisas del exterior en nombre del MANDANTE,

SPECIAL POWER

Snowflake Colombia S.A.S., a subsidiary of Snowflake Inc. (the “Company”) identified with NIT 901506086 and its authorized agent(s) (the “AGENT”), and on the other hand, the Participant to whom the RSU Award was granted, of legal age, domiciled and resident in Colombia, in its own name and representation (the “PRINCIPAL”), jointly, THE PARTIES, sign this SPECIAL POWER which shall be governed by the following obligations in which the following declarations and clauses shall be assumed:

CONSIDERATIONS

1.    THE PRINCIPAL is a Colombian natural person, currently working in Colombia.

2.    That, by virtue of the contract called Global Restricted Stock Unit Award Agreement, including the RSU Award Grant Notice and Appendices thereto entered into between THE PARTIES, the PRINCIPAL authorizes the AGENT to enter into a commitment of sale of foreign currency with an Intermediary of the Foreign Exchange Market in order to satisfy the tax liability of the former, by means of monetization directly made to the latter[2].

3.    NOW THEREFORE, based on the foregoing considerations, the PARTIES have agreed to enter into a SPECIAL POWER (or the “Agreement”) to be governed by the following:

CLAUSES

CLAUSE ONE: Object: By this Agreement the PRINCIPAL hereby authorizes and instructs the AGENT to, in the name and on behalf of the PRINCIPAL, receive foreign currency transfers from abroad of Colombian investment abroad.

For purposes of the foregoing, the AGENT is authorized to fill out all the forms, declarations and documents that the Exchange Market Intermediary may require in order to carry out the monetization of foreign currency on behalf of the PRINCIPAL,

1 Cláusula 4(b)(iv). Global RSU Award Grant Notice.
2 Clause 4(b)(iv). Global RSU Award Grant Notice.

y en general a solicitar y tramitar ante las autoridades competentes los permisos y autorizaciones necesarios para el giro de divisas al exterior.

La información que el MANDATARIO debe diligenciar será enviada por parte del MANDANTE quien asume responsabilidad de los registros a realizar ante el Banco de la República de Colombia.

El MANDATARIO a través del presente Contrato acepta el encargo del MANDANTE, así como las autorizaciones que el mismo le otorga.

CLÁUSULA SEGUNDA. Remuneración: LAS PARTES acuerdan y manifiestan expresamente que el presente Contrato no generará contraprestaciones económicas a favor del MANDATARIO.

CLÁUSULA TERCERA. Obligaciones del MANDANTE: El MANDANTE reembolsará los montos correspondientes a cualquier cargo bancario, comisión u otros conceptos similares incurridos por el MANDATARIO en relación con la ejecución de este Acuerdo.

CLÁUSULA CUARTA - Obligaciones del MANDATARIO: El MANDATARIO deberá llevar a cabo las gestiones establecidas en la cláusula primera del presente Contrato de Mandato de acuerdo con las instrucciones del MANDANTE.

CLÁUSULA QUINTA. Impuestos: En virtud del mandato conferido por medio del presente Contrato, se tendrán en cuenta los siguientes asuntos para efectos tributarios y contables:

(a)    Los pagos que efectúe el MANDANTE en nombre del MANDATARIO, no están sujetos al IVA, impuesto de industria y comercio o retenciones del impuesto sobre la renta en la medida en que éstos se hagan a título de reembolso al MANDATARIO por los valores pagados a nombre del MANDANTE.

(b)    El MANDATARIO será el responsable del pago del gravamen a los movimientos financieros – GMF, en caso de ser aplicables, el cual será reembolsado por el MANDANTE.

and in general to request and process before the competent authorities the necessary permits and authorizations for the transfer of foreign currency abroad.

The information to be filled in by the AGENT shall be sent by the PRINCIPAL who assumes responsibility for the registrations to be made before the Colombian Central Bank (Banco de la República de Colombia).

The AGENT hereby accepts the assignment of the PRINCIPAL, as well as the authorizations granted by the PRINCIPAL.

CLAUSE TWO. Remuneration: THE PARTIES expressly agree and state that this Agreement shall not generate any economic consideration in favor of the AGENT.

CLAUSE THREE. PRINCIPAL'S OBLIGATIONS: The PRINCIPAL shall reimburse the amounts corresponding to any banking fees, commissions or other similar amounts incurred by the Agent in connection with the performance of this Agreement.

CLAUSE FOUR - Obligations of the PRINCIPAL: The AGENT shall carry out the actions set forth in clause one of this Agreement in accordance with the instructions of the PRINCIPAL.

CLAUSE FIVE. Taxes: By virtue of the mandate conferred by means of this Agreement, the following matters shall be taken into account for tax and accounting purposes:

(a)    The payments made on behalf of the PRINCIPAL to the AGENT are not subject to VAT, industry and commerce tax or income tax withholdings to the extent that they are made as reimbursement to the AGENT for the amounts paid on behalf of the PRINCIPAL.

(b)    The AGENT shall be responsible for the payment of the tax on financial movements - GMF, if applicable, which shall be reimbursed by the PRINCIPAL.

(c)    Corresponde al MANDATARIO cumplir con sus obligaciones relacionadas con el reporte de información exógena, de acuerdo con los términos del Estatuto Tributario vigente.

CLÁUSULA SEXTA. Naturaleza del Contrato: LAS PARTES comprenden y acuerdan que, con el fin de cumplir las obligaciones previstas en el presente Contrato, el MANDATARIO actuará frente a terceros, en nombre de, y como representante del MANDANTE, en beneficio y por cuenta de éste.

De igual forma, se manifiesta que el presente Contrato no tiene como objetivo saldar en divisas operaciones entre residentes, y las partes aceptan y entienden la responsabilidad establecida en el artículo 83 de la Resolución Externa 1 de 2018 del Banco de la República, el cual establece lo siguiente:

Artículo 83o. PROHIBICIÓN DE OPERACIONES EN MONEDA EXTRANJERA EN EL PAÍS. Salvo lo dispuesto en normas especiales de la presente resolución, no está autorizada la realización de depósitos o de cualquier otra operación financiera en moneda extranjera o, en general, de cualquier contrato o convenio entre residentes en moneda extranjera mediante la utilización de las divisas de que trata este título

CLÁUSULA SÉPTIMA. Vigencia del Contrato: El contrato tendrá el mismo término del establecido en el Global RSU Award Grant Notice, pero el MANDANTE o el MANDATARIO podrán solicitar en cualquier tiempo la terminación del Contrato, con una antelación no inferior a 30 días calendario, sin que ello diere lugar a incumplimiento o indemnización alguna.

CLÁUSULA OCTAVA. Ley aplicable y resolución de controversias: El presente Mandato se regirá y se interpretará de conformidad con las leyes de la República de Colombia, toda vez que es el lugar en donde se ejecutarán las obligaciones derivadas de este Mandato.

(c)    It is the responsibility of the AGENT to comply with its obligations related to the reporting of exogenous information, in accordance with the terms of the Tax Statute in force.

SIXTH CLAUSE. Nature of the Agreement: THE PARTIES understand and agree that, in order to fulfill the obligations set forth in this Agreement, the AGENT shall act before third parties, in the name of and as representative of the PRINCIPAL, for the benefit and on behalf of the latter.

Likewise, it is stated that this Agreement is not intended to settle in foreign currency transactions between residents, and the parties accept and understand the responsibility established in Article 83 of External Resolution 1 of 2018 of the Colombian Central Bank, which establishes the following:

Article 83. PROHIBITION OF TRANSACTIONS IN FOREIGN CURRENCY IN THE COUNTRY. Except as provided in special rules of this resolution, it is not authorized to make deposits or any other financial transaction in foreign currency or, in general, any contract or agreement between residents in foreign currency through the use of the foreign currency referred to in this title.

SEVENTH CLAUSE. Term of the Agreement: The Agreement shall be for a term to coincide with the term of the RSU Award to which it relates, but the PRINCIPAL or the AGENT may request the termination of the Agreement at any time, with a notice of no less than 30 calendar days, without this giving rise to any breach or indemnity whatsoever.

EIGHT CLAUSE. Applicable law and dispute resolution: This Agreement shall be governed by and construed in accordance with the laws of the Republic of Colombia, since it is the place where the obligations arising from this Agreement shall be performed.

CLÁUSULA NOVENA. Implementación: Para constancia se suscribe el presente Contrato por LAS PARTES en la fecha arriba indicados, en dos (2) ejemplares del mismo tenor, cada uno de los cuales será considerado como un original.

El presente Acuerdo es un anexo del Global RSU Award Grant Notice. Todo lo no regulado en el presente Acuerdo se regirá por lo establecido en el Global RSU Award Grant Notice. El MANDANTE reconoce que al aceptar y firmar el Global RSU Award Grant Notice también se acepta y firma todo lo establecido en el presente Acuerdo.

EL MANDANTE

El MANDANTE reconoce que al aceptar o firmar electrónicamente este Acuerdo y/o al aceptar o firmar electrónicamente el Global RSU Award Grant Notice (ya sea firmando el Global RSU Award Grant Notice o mediante los procedimientos de aceptación electrónica designados por la Compañía), el MANDANTE acepta estar sujeto a los términos de este Acuerdo.

EL MANDATARIO

El MANDATARIO reconoce que, al gestionar la firma de un representante autorizado en este Acuerdo o el Global RSU Award Grant Notice, el MANDATARIO acuerda estar sujeto a los términos de este Acuerdo.

CLAUSE NINE. Implementation: For the record, this Agreement is executed by THE PARTIES, in two (2) copies of the same wording, each of which shall be considered as an original.

The present Agreement is an annex to the Global Restricted Stock Unit Award Grant Notice. Anything not regulated in the present Agreement shall be governed by the provisions of the Global Restricted Stock Unit Award Grant Notice. The PRINCIPAL acknowledges that by accepting and signing the Global Restricted Stock Unit Award Grant Notice, the PRINCIPAL also accepts and signs all the provisions of the present Agreement.

THE PRINCIPAL

The Principal acknowledges that by electronically accepting or signing this Agreement and/or by accepting the RSU Award (whether by signing the Global RSU Award Grant Notice or via the Company's designated electronic acceptance procedures), the Principal agrees to be bound by the terms of this Agreement.

THE AGENT

The Agent acknowledges that, by arranging for signature of an authorized representative to appear on this Agreement or the Global RSU Award Grant Notice, the Agent agrees to be bound by the terms of this Agreement.

COSTA RICA

There are no country-specific provisions.

DENMARK

DANISH STOCK OPTION ACT. By accepting this RSU Award, you acknowledge that you have received an Employer Statement, translated into Danish, if you are entitled to receive one, which is provided to comply with the Danish Stock Option Act, as amended with effect from January 1, 2019.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. If you establish an account holding shares of Class A Common Stock or cash outside of Denmark, you must report the account and deposits on your annual tax return in the section on foreign affairs and income. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares of Stock etc. in Employment Relationships as amended with effect from January 1, 2019 (the “Stock Option Act”), the Participant is entitled to receive the following information regarding the restricted stock unit award (“RSU Award”) granted to the Participant by Snowflake Inc. (the “Company”) under the Snowflake Inc. 2020 Equity Incentive Plan (the “Plan”) in a separate written statement (the “Employer Statement”).

This Employer Statement contains information applicable to the Participant’s participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of the Participant’s RSU Award are described in detail in the Plan and the Global RSU Award Grant Notice and the Global Restricted Stock Unit Award Agreement (together, the “Agreement”), both of which have been made available to the Participant. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable.

1.    Date of Grant

The Date of Grant of the Participant’s RSU Award is the date that the Committee approved a grant for the Participant and determined it would be effective, which is set forth in the Agreement.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1 i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold som ændret med virkning fra 1. januar 2019 (“Aktieoptionsloven”) er Deltageren berettiget til i en særskilt skriftlig erklæring (“Erklæring”) at modtage følgende oplysninger om de betingede aktier (“Betingede Aktier”), som Deltageren har fået tildelt af Snowflake Inc. (“Selskabet”) i henhold til Snowflake Inc. 2020 Equity Incentive Plan (“Planen”).

Denne Erklæring indeholder oplysninger, der gælder for Deltagerens deltagelse i Planen, og som er krævet i henhold til Aktieoptionsloven. De øvrige kriterier og betingelser for Deltagerens Betingede Aktier er nærmere beskrevet i Planen og i Aftalen om tildelingen af Betingede Aktier og i Aftalen om Betingede Aktier (samlet “Aftalen”), som begge er gjort tilgængelige for Deltageren. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Planen eller Aftalen anførte betydning.

1.    Tildelingstidspunkt

Tidspunktet for tildelingen af Deltagerens Betingede Aktier er den dag, hvor Udvalget (the Committee) godkendte Deltagerens tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen.

2.    Terms or conditions for grant of the RSU Award

The grant of an RSU Award under the Plan is made at the sole discretion of the Company. Employees of the Company and its Affiliates are eligible to receive grants under the Plan. The Committee has broad discretion to determine who will receive an RSU Award and to set the terms and conditions of the RSU Award. The Company may decide, in its sole discretion, not to grant an RSU Award to the Participant in the future. Under the terms of the Plan and the Agreement, the Participant has no entitlement or claim to receive future grants of RSU Awards.

3.    Vesting conditions

The RSU Award will vest, over a specified period of time, provided the Participant’s Continuous Service does not terminate. The specified period of time for vesting is set forth in the Agreement.

4.    Exercise price

No exercise price is payable in connection with the RSU Award and the issuance of shares of the Company’s Class A Common Stock to the Participant.

5.    The Participant’s rights upon termination of Continuous Service

The treatment of the RSU Award upon termination of the Participant’s Continuous Service will be determined in accordance with the termination provisions of the Agreement, which are summarized immediately below. In the event of a conflict between the terms of the Agreement and the summary below, the terms set forth in the Agreement will govern the treatment of the RSU Award.

Upon termination of the Participant’s Continuous Service, any portion of the RSU Award that has yet to vest will be forfeited at no cost to the Company and the Participant will have no further right, title or interest in or to such RSU Award or the shares of the Company’s Class A Common Stock underlying such award.

2.    Kriterier eller betingelser for tildelingen af Betingede Aktier

De af Planen omfattede Betingede Aktier tildeles udelukkende efter Selskabets skøn. Medarbejdere i Selskabet og dets Tilknyttede Selskaber (its Affiliates) er kvalificerede til at modtage tildelinger i henhold til Planen. Udvalget har vide beføjelser til at bestemme, hvem der skal modtage Betingede Aktier, samt til at fastlægge kriterier og betingelser for de Betingede Aktier. Selskabet kan frit vælge fremover ikke at tildele Deltageren nogen Betingede Aktier. I henhold til bestemmelserne i Planen og Aftalen har Deltageren hverken ret til eller krav på fremover at få tildelt Betingede Aktier.

3.    Modningsvilkår

De Betingede Aktier modnes over en nærmere fastsat periode, forudsat at Deltageren fortsat er ansat. Den fastsatte modningsperiode fremgår af Aftalen.

4.    Udnyttelseskurs

Der skal ikke betales nogen udnyttelseskurs i forbindelse med tildelingen af Betingede Aktier og Selskabets udstedelse af Ordinære Aktier til Deltageren.

5.    Deltagerens retsstilling i forbindelse med ophør af uafbrudt beskæftigelse

I tilfælde af ophør af uafbrudt beskæftigelse vil de Betingede Aktier blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, der er opsummeret nedenfor. I tilfælde af uoverensstemmelse mellem vilkårene i Aftalen og sammendraget nedenfor er det vilkårene i Aftalen, der er gældende for de Betingede Aktier.

Ved ophør af Deltagerens Ansættelsesforhold bortfalder den del af de Betingede Aktier, der endnu ikke er modnet, uden omkostninger for Selskabet, og Deltageren vil ikke længere have nogen ret til eller interesse i de Betingede Aktier eller i de bagvedliggende Ordinære A-Aktier i Selskabet.

6.    Financial aspects of participating in the Plan

The grant of the RSU Award has no immediate financial consequences for the Participant. The value of the RSU Award is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of Class A Common Stock are financial instruments and investing in shares will always have financial risk. The future value of the Company’s Class A Common Stock is unknown and cannot be predicted with certainty.

Snowflake Inc.
106 East Babcock Street, Suite 3A
Bozeman, Montana 59715
United States of America

6.    Økonomiske aspekter ved deltagelse i Planen

Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for Deltageren. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovbestemte, vederlagsafhængige ydelser.

Ordinære A-Aktier er finansielle instrumenter, og investering i ordinære aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets Ordinære A-Aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Snowflake Inc.
106 East Babcock Street, Suite 3A
Bozeman, Montana 59715
United States of America

FINLAND

There are no country-specific provisions.

FRANCE

GRANT OF THE RSU AWARD. This provision supplements Section 2 of the Global Restricted Stock Unit Award Agreement:
The Restricted Stock Units granted under this Agreement are not intended to qualify for special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
LANGUAGE CONSENT. You confirm having read and understood the documents relating to the Plan, including the Agreement, with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.
CONSENTEMENT RELATIF À LA LANGUE UTILISÉE. Vous confirmez avoir lu et compris le Plan et cette convention («Agreement»), incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
FOREIGN ASSET / ACCOUNT REPORTING INFORMATION. If you hold cash or securities (including shares of Class A Common Stock acquired under the Plan) outside of France or maintain a foreign bank account, including the accounts that were opened, held, used and/or closed during the tax year, you must report such account to the French tax authorities when filing your annual tax return. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

GERMANY

EXCHANGE CONTROL INFORMATION. Cross-border payments in excess of EUR 12,500 must be reported to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount (including if you acquire shares of Class A Common Stock with a value in excess of this amount under the Plan or sell shares of Class A Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells shares of Class A Common Stock with a value in excess of this amount to cover the Tax Liability, you must report the payment and/or the value of the shares of Class A Common Stock withheld or sold to Bundesbank. Such reports must be made either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
INDIA
EXCHANGE CONTROL INFORMATION. You must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of shares of Class A Common Stock) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Service Recipient requests proof of repatriation. You may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Service Recipient to enable them to comply with their filing requirements under exchange control laws in India. You are personally responsible for complying with exchange control laws in India, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from your failure to comply with applicable laws. You should consult your personal legal advisor to ensure compliance with the applicable requirements.

FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You must declare the following items in your annual tax return: (i) any foreign assets held (including shares of Class A Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which you have signing authority. Increased penalties for failing to report these assets/accounts have been implemented. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
INDONESIA
LANGUAGE CONSENT. By accepting the RSU Award, you (i) confirm you have read and understand the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
PERSETUJUAN BAHASA. Dengan menerima Penghargaan RSU, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).

EXCHANGE CONTROL INFORMATION. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities (e.g., any change in position in any foreign assets held including shares of Class A Common Stock acquired under the Plan) on an online monthly report no later than the fifteenth day of the month following such activities. Such report can be submitted through the Bank of Indonesia’s website.
If Indonesian residents repatriate funds (e.g., proceeds from the sale of shares of Class A Common Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical purposes. For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction to the bank in order to complete the transaction.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. Indonesian residents have the obligation to report their worldwide assets (including any foreign bank or brokerage accounts and shares of Class A Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
There are no country-specific provisions.
ISRAEL
TRUST ARRANGEMENT. Capitalized terms used but not defined in these provisions or the Plan or the Agreement shall have the meanings ascribed to them in the 2020 Equity Incentive Plan Sub-Plan for Israeli participants (the “Israel Sub-Plan”).

By accepting the RSU Award, you understand and agree that the Restricted Stock Units awarded under the Agreement are subject to and in accordance with the terms and conditions of the Plan, the Israel Sub-Plan, the Agreement and the trust agreement between the Company and the trustee appointed by the Company or an Affiliate, or any successor trustee (the “Trustee”).

TYPE OF GRANT. You acknowledge and agree that the RSU Award is subject to the Plan, the Israel Sub-Plan and Sections 102(b)(2) and (3) of the ITO and the trust agreement, a copy of which has been made available to you. You confirm that (i) you are familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsection (b)(2) and (3) thereof, and agree not to require the Trustee to release the shares of Class A Common Stock or to sell or transfer the shares of Class A Common Stock to you or any third party unless permitted to do so by applicable law; (ii) the terms and restrictions set forth in the Israel Sub-Plan will apply to the grant in all respects, including without limitation with respect to mandatory withholding requirements for Tax Liability, and the rights and authorities of the Company, the Service Recipient and the Trustee with respect thereto, and (iii) the Company and any Affiliate and its assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the shares of Class A Common Stock qualify or shall qualify under any particular tax treatment.

You further acknowledge and agree that any shares of Class A Common Stock acquired under the Plan shall be deposited with the Trustee, or shall be subject to a supervisory trustee arrangement approved by the ITA for the Trustee, in order to comply with the requirements of the capital gains track under Sections 102(b)(2) and (3) of the ITO.

You further understand that under current Israeli tax laws, the Section 102 Holding Period is counted from the Date of Grant. In the event that the RSU Award granted under the Plan or the shares of Class A Common Stock do not meet the requirements of Section 102 of the ITO and the Israel Sub-Plan, they shall not qualify for the favorable tax treatment under the capital gains route.

You hereby undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, the Israel Sub-Plan or shares of Class A Common Stock issued thereunder.

You hereby confirm that, in addition to your agreement hereunder, the acceptance or settlement of the RSU Awards shall be deemed as irrevocable confirmation of your acknowledgements and undertakings herein with respect to such RSU Award.
You have had the opportunity to consult your personal tax advisor prior to accepting this Agreement.

DATA PRIVACY. The following provision supplements the Data Privacy provision of Appendix A:

You hereby authorize the Company, the Trustee and their representatives to collect, use and transfer all relevant information regarding you to all Company personnel and agents and or third parties involved in the administration of the Plan and/or in the event of a corporate financing, merger, acquisitions and/or business transfers, including transfers outside of Israel and further transfers thereafter.

The following provisions apply if you were not an Israeli tax resident when the RSU Award was granted or if the RSU Award does not qualify as a 102 Capital Gains Track Grant:

NON-TRUSTEE AWARD.  The RSU Award is subject to the Plan and is not made pursuant to Sections 102(b)(2) and (3) of the Israel Tax Ordinance and, in particular, is not eligible to benefit from the capital gains track described in subsection (b)(2) and (3) thereof. To facilitate compliance with tax requirements in Israel, you acknowledge and agree that the Company may require that any shares of Class A Common Stock acquired under the Plan be held with the Company’s designated broker appointed under the Plan or another designee or that such shares be sold at such time specified by the Company.

ITALY
ACKNOWLEDGEMENT OF SPECIFIC PROVISIONS. By accepting this RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and Agreement.

You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Governing Plan Document; Grant of the RSU Award; Withholding Obligations; No Liability for Taxes; Other Documents; Imposition of Other Requirements; Nature of Grant; and Venue.

FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. If, at any time during the fiscal year, you hold foreign financial assets (including Restricted Stock Units and shares of Class A Common Stock) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held (or on a special form if no tax return is due). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
JAPAN
EXCHANGE CONTROL INFORMATION. If you acquire shares of Class A Common Stock valued at more than JPY 100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. You are required to report details of any assets held outside Japan as of December 31 (including shares of Class A Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by March 15 each year. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

REPUBLIC OF KOREA
EXCHANGE CONTROL INFORMATION. If you sell shares of Class A Common Stock acquired under the Plan or receive cash dividends, you may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD 5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. You are responsible for complying with any applicable exchange control reporting obligations in Korea and you should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. Korean residents are required to declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

MEXICO
ACKNOWLEDGMENT OF THE AGREEMENT. By participating in the Plan, you acknowledge that you have received a copy of the Plan, have reviewed the Plan in its entirety and fully understand and accept all provisions of the Plan. You further acknowledge that you have read and expressly approved the terms and conditions set forth in the “Nature of Grant” Section of Appendix B, in which the following is clearly described and established: (i) your participation in the Plan does not constitute an acquired right; (ii) the Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) your participation in the Plan is voluntary; and (iv) the Company and its Affiliates are not responsible for any decrease in the value of the underlying shares.

LABOR LAW POLICY AND ACKNOWLEDGMENT. By participating in the Plan, you expressly recognize that Snowflake Inc., with its registered office in the State of Delaware at 251 Little Falls Drive, Wilmington, Delaware, 19808, USA, is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Service Recipient and do not form part of the employment conditions and/or benefits provided by the Service Recipient and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
RECONOCIMIENTO DEL CONTRATO. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente de los términos y condiciones señalados en la Sección “Naturaleza de la Concesión” del Apéndice B, en la que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las acciones Ordinarias de Clase A subyacentes.
POLÍTICA DE LEGISLACIÓN LABORAL Y RECONOCIMIENTO. Al participar en el Plan, usted reconoce expresamente que Snowflake Inc., con oficinas registradas en 251 Little Falls Drive, Wilmington, Delaware, 19808, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las acciones Ordinarias de Clase A, no constituye una relación laboral entre usted y la Compañía, porque usted está participando en el plan sobre una base comercial. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y el Beneficiario del Servicio, y no forman parte de las condiciones y/o prestaciones laborales que el Beneficiario del Servicio ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer una reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

SECURITIES LAW INFORMATION. The RSU Award and the shares of Class A Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Agreement and any other document relating to the RSU Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Snowflake Technologies Mexico S. de R. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND

SECURITIES LAW INFORMATION. WARNING: You are being offered Restricted Stock Units which, upon vesting in accordance with the terms of the Agreement and the Plan, will enable you to acquire shares of Company Stock. The shares of Class A Common Stock, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

The shares of Class A Common Stock are quoted on the New York Stock Exchange. This means that if the you acquire shares of Class A Common Stock under the Plan, you may be able to sell such shares on the New York Stock Exchange if there are interested buyers. If you sell your investment, the price you get may vary depending on factors such as the financial condition of the Company. You may receive less than the full amount that you paid for the investment, if anything. The price will depend on the demand for shares of Class A Common Stock.

A copy of the Company’s most recent financial statements (and, if applicable, a copy of the auditor's report on those financial statements) as well as information on risk factors impacting the Company’s business that may affect the value of the shares of Class A Common Stock, are included in the Company’s Registration Statement on Form S-1 and (when applicable) the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been or will be filed with the U.S. Securities and Exchange Commission and are or will be available to you free of charge online at www.sec.gov or on the Company’s “Investor Relations” website at investors.snowflake.com.

You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

NORWAY

There are no country-specific provisions.

PHILIPPINES

GRANT OF THE RSU AWARD. This provision supplements Section 2 of the Global Restricted Stock Unit Award Agreement:

The offering of the Plan and the grant of the RSU Award may be subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to the vesting of the RSU Award, you will not vest in the RSU Award and no shares of Class A Common Stock subject to the RSU Award will be issued. The RSU Award shall vest and shares of Class A Common Stock shall be issued in settlement of the RSU Award only if and when all necessary securities approvals/confirmations have been obtained and are maintained.

SECURITIES LAW INFORMATION. You should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the shares of Class A Common Stock on the New York Stock Exchange and the risk of currency fluctuations between the U.S. dollar and your local currency. In this regard, you should note that the value of any shares of Class A Common Stock you may acquire under the Plan may decrease after the shares of Class A Common Stock are issued, and fluctuations in foreign exchange rates between your local currency and the U.S. dollar may affect the value of the RSU Award or any amounts due to you pursuant to the vesting of the RSU Award or the subsequent sale of any shares of Class A Common Stock acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the shares of Class A Common Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Class A Common Stock, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://investors.snowflake.com/overview/default.aspx. In addition, you may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Snowflake Inc., 106 East Babcock Street, Suite 3A, Bozeman, Montana 59715, USA and at +1 (844) 766-9355.

You are permitted to sell shares of Class A Common Stock acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom you transfer shares of Class A Common Stock), provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the shares of Class A Common Stock are listed.

POLAND

EXCHANGE CONTROL INFORMATION. Polish residents holding cash and foreign securities (e.g., shares of Class A Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if you transfer funds in excess of EUR 15,000 (or PLN 15,000 if the transfer of funds is connected with business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

ROMANIA

LANGUAGE CONSENT. By accepting the RSU Award, you acknowledge that you are proficient in reading and understanding English, and have read and acknowledge that you have fully understood the terms of the documents related to the grant (the Grant Notice, the Agreement, and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.

CONSIMTAMANT CU PRIVIRE LA LIMBA. Prin acceptarea acordarii de RSU-uri, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, si ati citit si confirmati ca ati inteles pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.

EXCHANGE CONTROL INFORMATION. You are generally not required to seek authorization from the National Bank of Romania to participate in the Plan or to open and operate a foreign bank account to receive any proceeds under the Plan. However, you may be required to provide the Romanian bank to which you transfer any proceeds under the Plan with appropriate documentation regarding the source of income. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.

SAUDI ARABIA

SECURITIES LAW INFORMATION. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. You should conduct your own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

SINGAPORE

SECURITIES LAW INFORMATION. The RSU Award is granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Class A Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Restricted Stock Units are subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Class A Common Stock in Singapore, unless such offer or sale is made (i) after six (6) months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

DIRECTOR REPORTING INFORMATION. If you are a director, associate director or shadow director of a Singapore Affiliate, you may be subject to certain notification requirements under the Singapore Companies Act, regardless of whether you are a Singapore resident or employed in Singapore. These requirements include an obligation to notify the Singapore Affiliate in writing of an interest (e.g., Restricted Stock Units, shares of Class A Common Stock) in the Company or an Affiliate within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Restricted Stock Units vest), or (iii) becoming a director, associate director or shadow director if such an interest exists at that time. If you are the chief executive officer (“CEO”) of a Singapore Affiliate or Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate or Subsidiary, the above notification requirements also may apply.

SPAIN
NATURE OF GRANT. This provision supplements the Nature of Grant provision of this Appendix B:
By accepting the RSU Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSU Awards under the Plan to individuals who may be employees or service providers of the Company or one of its Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSU Award will not economically or otherwise bind the Company or any Affiliate , including the Service Recipient, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the RSU Award is given on the assumption and condition that the RSU Award shall not become part of any employment or other service contract (whether with the Company or any Affiliate, including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the RSU Award, which is gratuitous and discretionary, since the future value of the RSU Award and the underlying shares of Class A Common Stock is unknown, indeterminable, and unpredictable.
Further, your participation in the Plan is expressly conditioned on your continued and active rendering of service, such that, unless otherwise set forth in the Plan, if your Continuous Service terminates for any reason, your participation in the Plan will cease immediately. This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) your Continuous Service ceases due to a change of work location, duties or any other employment or contractual condition; (d) your Continuous Service ceases due to a unilateral breach of contract by the Company or the Service Recipient; or (e) your Continuous Service terminates for any other reason whatsoever. Consequently, upon termination of your Continuous Service for any of the above reasons, you automatically lose any right to participate in the Plan on the date of your termination of Continuous Service, as described in the Plan and the Agreement.
SECURITIES LAW INFORMATION. The grant of the Restricted Stock Units and the shares of Class A Common Stock issued pursuant to the vesting of the Restricted Stock Units are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

EXCHANGE CONTROL INFORMATION. You are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including shares of Class A Common Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances of such accounts as of December 31 of the prior tax year exceeds EUR 1 million.  Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/ positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain.  If any such thresholds were exceeded during the current year, you may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. To the extent you hold rights or assets outside of Spain with a value in excess of EUR 50,000 per type of right or asset (e.g., shares of Class A Common Stock, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.

SWEDEN
AUTHORIZATION TO WITHHOLD. This provision supplements Section 4 (“Withholding Obligations”) of the Global Restricted Stock Unit Award Agreement:
Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax Liability as set forth in Section 4 of the Agreement, by accepting the RSU Award, you authorize the Company to withhold shares of Class A Common Stock or to sell shares of Class A Common Stock otherwise issuable to you upon vesting/settlement to satisfy Tax Liability, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax Liability.
SWITZERLAND
SECURITIES LAW INFORMATION. Neither this document nor any other materials relating to the RSU Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a service provider of the Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED ARAB EMIRATES
SECURITIES LAW INFORMATION. The Agreement, the Plan, and other incidental communication materials related to the RSU Award are intended for distribution only to employees or service providers of the Company or the Service Recipient for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale.  Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Agreement or the Plan, you should consult an authorized financial adviser.

UNITED KINGDOM
GRANT OF THE RSU AWARD. This provision supplements Section 2 of the Global Restricted Stock Unit Award Agreement:
The RSU Award will be settled by the issuance of shares of Class A Common Stock and not by the issuance of cash (or by a combination of cash and shares), notwithstanding the discretion to settle an RSU Award in cash as described in Section 6(a)(vi) of the Plan.
RESPONSIBILITY FOR TAXES. This provision supplements Section 4 (“Withholding Obligations”) of the Global Restricted Stock Unit Award Agreement:
(a)    Without limitation to Section 4 of the Agreement, you agree that you are liable for all the Tax Liability and you hereby covenant to pay all such Tax Liability, as and when requested by the Company and/or the Service Recipient or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and/or the Service Recipient against any Tax Liability that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf. For the purposes of this Agreement, Tax Liability includes (without limitation) employment income tax and employee National Insurance contributions.
(b)    As a condition of the vesting of, or the receipt of any benefit pursuant to, the Restricted Stock Units, you agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Service Recipient in connection with the Restricted Stock Units and any event giving rise to a Tax Liability (the “Employer NICs”). Without prejudice to the foregoing, by accepting the RSU Award, you agree to enter into a joint election with the Company or the Service Recipient, the form of such joint election being formally approved by HMRC (the “NIC Joint Election”), a copy of which is either attached to this Appendix B or provided to you under separate cover and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Service Recipient. You further agree that the Company and/or the Service Recipient may collect the Employer NICs from you by any of the means set forth in Section 4 of the Agreement.
If you do not enter into the NIC Joint Election prior to the vesting of the RSU Award or any other event giving rise to the Tax Liability, you will not be entitled to vest in the RSU Award and receive shares of Class A Common Stock (or receive any benefit in connection with the RSU Award) unless and until you enter into the NIC Joint Election, and no shares of Class A Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company or the Service Recipient.
(c)    As a condition of the vesting of, or the receipt of any benefit pursuant to, the RSUs, you agree to sign, promptly, all documents required by the Company to effect the terms of the foregoing provisions.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

IMPORTANT NOTE ON THE JOINT ELECTION FOR TRANSFER OF LIABILITY OF
EMPLOYER NATIONAL INSURANCE CONTRIBUTIONS TO THE EMPLOYEE

As a condition of the vesting of, or the receipt of any benefit pursuant to, your restricted stock units (“RSUs”) granted under the Snowflake Inc. 2020 Equity Incentive Plan (the “Plan”), you are required to enter into a joint election to transfer to you any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the RSUs and in connection with future RSUs, if any, that may be granted to you under the Plan (the “NIC Joint Election”).
By entering into the Joint Election:
•you agree that any liability for Employer NICs that may arise in connection with or pursuant to the vesting of the RSUs and the acquisition of shares of Class A Common Stock of Snowflake Inc. (the “Company”) or other taxable events in connection with the RSUs will be transferred to you; and
•you authorize the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Agreement and/or the NIC Joint Election.
To enter into the NIC Joint Election, please indicate your agreement where indicated on the acceptance screen. Please note that your acceptance indicates your agreement to be bound by all of the terms of the NIC Joint Election.

Please note that even if you have indicated your acceptance of this NIC Joint Election electronically, you may still be required to sign a paper copy of this NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.

Please read the terms of the NIC Joint Election carefully before entering into the NIC Joint Election (by executing the related Global Restricted Stock Unit Award Agreement in hard copy or by electronically accepting such Global Restricted Stock Unit Award Agreement or by signing or electronically accepting this NIC Joint Election). You should print and keep a copy of this NIC Joint Election for your records.

SNOWFLAKE INC.
2020 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

ELECTION TO TRANSFER THE EMPLOYER’S LIABILITY FOR
NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
(UK EMPLOYEES)

1.    PARTIES
This Election is between:
(A)    The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the terms and conditions of the Snowflake Inc. 2020 Equity Incentive Plan, (the “Plan”), and
(B)    Snowflake Inc., with its registered office in the state of Delaware at 251 Little Falls Drive, Wilmington, Delaware, 19808, USA (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer.

2.    PURPOSE OF ELECTION

2.1    This Election relates to all RSUs granted to Employee under the Plan up to the termination date of the Plan.

2.2    In this Election the following words and phrases have the following meanings:

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from RSUs on which Employer’s National Insurance Contributions becomes due is defined as:
(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);
(B)the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.
“Taxable Event” means any event giving rise to Relevant Employment Income.
2.3    This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4    This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5    This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.

3.    ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the RSU (by signing the related Restricted Stock Unit Grant Notice (the “Grant Notice”) in hard copy or by electronically accepting such Grant Notice), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.    PAYMENT OF THE EMPLOYER’S LIABILITY

4.1    The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or
(iv)    where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(v)    by any other means specified in the applicable restricted stock unit agreement.
4.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.
4.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.    DURATION OF ELECTION

5.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:
(i)    the Employee and the Company agree in writing that it should cease to have effect;
(ii)    on the date the Company serves written notice on the Employee terminating its effect;
(iii)    on the date HM Revenue and Customs withdraws approval of this Election; or
(iv)    after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
5.3    This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.
Acceptance by the Employee

The Employee acknowledges that, by accepting the RSUs (by signing the related RSU Award Grant Notice in hard copy or by electronically accepting such Grant Notice) or by signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Name
Signature
Date

Acceptance by the Company

The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

By:	Michael P. Scarpelli
Chief Financial Officer

SCHEDULE OF EMPLOYER COMPANIES
The following Employer(s) shall be covered by the Joint Election:
Snowflake Computing U.K. Limited

Address:	c/o Fieldfisher 2 Swan Lane, London, United Kingdom, EC4R 3TT
Corporation Tax Number:	8130300324
Company Registration Number	10611715
PAYE Reference	475/EB57157